Exhibit 32.1

CERTIFICATE PURSUANT
TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of International Smart Sourcing, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Hale, as Chairman, President (Chief Executive Officer) and Acting Chief Financial Officer hereby certify, pursuant to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

August 25, 2006

/s/ David Hale

David Hale
Chairman of the Board of Directors, President (Chief Executive Officer) and Acting Chief Financial Officer